Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP PRESENTS AT AVONDALE CONSUMER CONFERENCE

LEBANON, Tenn. – May 13, 2008 -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in the Avondale Partners Consumer Conference to be held in New York City at the Millennium Broadway Hotel.  The Company’s presentation will begin at 8:50 a.m. Eastern Time on Tuesday, May 20, 2008.  Chairman, President and Chief Executive Officer Michael A. Woodhouse will be speaking at the conference.

The live broadcast of the presentation at the Avondale Conference will be available on-line in the Events area of the Company’s website at investor.cbrlgroup.com. An on-line replay of the webcast will be available for two weeks.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 576 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

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